Exhibit 5.1

December 22, 2021

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Marchex, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S‑8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 3,500,000 shares of Class B Common Stock, par value $0.01 per share (the “Shares”), reserved for issuance under the Marchex, Inc. 2021 Stock Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to matters of fact relevant to our opinion set forth below, we have relied, without independent investigation, on certificates of public officials and of officers of the Company. We express no opinion concerning any law other than the laws of the State of Delaware.

On the basis of the foregoing, we are of the opinion that, when the Shares are issued and paid for in accordance with the terms of the Plan, they will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any fact, circumstance, event or development that may hereafter be brought to our attention whether or not such occurrence would alter, affect or modify the opinion expressed herein.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)